                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-3 of our reports dated March 2, 1993 on our audits of the consolidated financial statements and financial statement schedules of Waban Inc. as of January 30, 1993 and January 25, 1992 and for the years ended January 30, 1993, January 25, 1992 and January 26, 1991. We also consent to the incorporation by reference of our report dated March 2, 1993 on our audits of the consolidated financial statements and financial statement schedules of Waban Inc. as of January 30, 1993 and January 25, 1992 and for the years ended January 30, 1993, January 25, 1992 and January 26, 1991. We also consent to the reference to our firm under the captions "Experts", "Summary Consolidated Financial Information", "Selected Consolidated Financial Information" and "Selected Information by Major Business Segment".

                                          Coopers & Lybrand

Boston, Massachusetts
March 10, 1994